As filed with the Securities and Exchange Commission on October 16, 1998.

                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                    CDI CORP.

             (Exact name of Registrant as specified in its charter)

                          1717 Arch Street, 35th Floor

 Pennsylvania      Philadelphia, Pennsylvania 19103-2768       23-2394430
  (State of               (Address of principal            (I.R.S. Employer
Incorporation)        executive offices) (Zip Code)       Identification No.)

                       CDI CORPORATION 401(k) SAVINGS PLAN

                            (Full Title of the Plan)
                           Joseph R. Seiders, Esquire

                                    CDI Corp.
                          1717 Arch Street, 35th Floor

                      Philadelphia, Pennsylvania 19103-2768
                     (name and address of agent for service)

                                 (215) 569-2200

                   (Telephone number, including area code, of
                        agent for service) Copies of all
                               communications to:

                             Paul S. Kimbol, Esquire
                             Dechert Price & Rhoads

                            4000 Bell Atlantic Tower
                                1717 Arch Street

                      Philadelphia, Pennsylvania 19103-2793
                                 (215) 994-2603

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed                Proposed
Title of                       Amount            maximum                 maximum                    Amount of
securities                     to be             offering                aggregate                  registration
to be registered               registered        price per share(2)      offering price(2)          fee
------------------------------ ----------------- ----------------------- -------------------------- ----------------------
Common Stock
par value $.10 per             500,000 shares    $15.22                  $7,610,000                 $2,245.00
share
Interests in the Plan(1)
------------------------------ ----------------- ----------------------- -------------------------- ----------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on October 14, 1998, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the CDI Corporation 401(k) Savings Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents of CDI Corp. (the "Registrant") and the Plan filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

(a) The Plan's latest annual report filed on Form 11-K by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended December 31, 1997;

(b) The Registrant's annual report filed on Form 10-K by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, for the fiscal year ended December 31, 1997;

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the "Exchange Act" since December 31, 1997;

(d)  A  description  of  the  Common  Stock   contained  in  the   Corporation's
Registration Statement on Form 8-A, filed on October 31, 1988 under Section 12(g) of the Exchange Act, including all amendments and reports updating such description; and

(e) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law authorizes indemnification if the person to be indemnified acted in good faith and in a manner he believed was not opposed to the best interests of the Company and had no reasonable cause to believe was unlawful. Whether the person to be indemnified acted in good faith shall be determined by the members of the Board not parties to such litigation, independent counsel or shareholders. Such indemnity shall not be allowed in a derivative suit in which such person is adjudged liable for negligence or misconduct except to the extent allowed by the court. Whether such proceeding is brought by or in the right of the Company or otherwise, indemnification shall be allowed only as specifically authorized by the Board in each case. Section 9-04 of the Company's bylaws extends the right of each director or officer of the Company to indemnification by the Company to include amounts awarded in or paid in settlement of an action by or in the right of the Company, and provides generally that the Company shall pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification by the Company.

                  Section 1713 of the Pennsylvania Business Corporation Law permits Pennsylvania corporations to limit the liability of directors. At the 1987 annual meeting, the shareholders approved new provisions for the Company's bylaws to limit the liability of directors to the extent permitted by law. These provisions (a) limit the directors' personal liability for monetary damages arising out of breaches of their fiduciary duty of care, without changing the statutory requirement that they perform their duties with diligence and care,
(b) extend the right of each director, officer, employee or agent of the Company to indemnification by the Company to include amounts awarded in or paid in settlement of an action by or in the right of the Company, and (c) provide generally that the Company pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification by the Company.

                  The Company maintains directors' and officers' liability insurance, as permitted by its bylaws, with a current policy limit of $15,000,000.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The following exhibits are filed herewith and are incorporated by reference as part of this Registration Statement:

                  4.1 Articles of Incorporation of the Registrant, incorporated herein by reference to the Registrant's report on Form 10-Q for the quarter ended June 30, 1990. (File No. 1-5519)

                  4.2               Bylaws  of  the   Registrant,   incorporated
                                    herein by reference to the Registrant's report on Form 10-Q for the quarter ended June 30, 1990. (File No. 1-5519)

                  23.1              Consent of KPMG Peat Marwick LLP

                  24.1 Power of Attorney (set forth on signature page of this Registration Statement).

                  The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

Undertakings required by Item 512(a)
of Regulation S-K

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
of Regulation S-K

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(h)
of Regulation S-K

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on October 6, 1998.

                                    CDI CORP.

                                    By:  /s/ MITCHELL WIENICK

                                        Mitchell Wienick
                                        President, Chief Executive Officer
                                        and Director

                                    By:  /s/ JOHN D. SANFORD
                                        John D. Sanford
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Wienick , John D. Sanford and Joseph R. Seiders, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.*

                                        By:  /s/ WALTER E. BLANKLEY

                                            Walter E. Blankley
                                            Director

                                        Date:   October 6,  1998

                                        By:  /s/ JOHN M. COLEMAN

                                            John M. Coleman
                                            Director

                                        Date:   October 6, 1998

                                        By:  /s/ WALTER R. GARRISON

                                            Walter R. Garrison
                                            Director

                                        Date:   October 6, 1998

                                        By:  /s/ KAY HAHN HARRELL

                                            Kay Hahn Harrell
                                            Director

                                        Date:   October 6, 1998

                                        By:  /s/ LAWRENCE C. KARLSON

                                            Lawrence C. Karlson
                                            Director

                                        Date:   October 6, 1998

                                        By:  /s/ ALLEN M. LEVANTIN

                                            Allen M. Levantin
                                            Director

                                        Date:   October 6, 1998

                                        By:  /s/ ALAN B. MILLER

                                            Alan B. Miller
                                            Director

                                        Date:   October 6, 1998

                                        By:  /s/ BARTON J. WINOKUR

                                            Barton J. Winokur
                                            Director

                                        Date:   October 6, 1998

* Signatures representing a majority of the Registrant's Board of Directors

                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on October 15, 1998.

                                         CDI CORPORATION 401(k) SAVINGS PLAN

                                         By: /s/ JOSEPH R. SEIDERS

                                             Joseph R. Seiders
                                             Member, Savings Plan Committee

                                  EXHIBIT INDEX

         Exhibit No.            Document

                  4.1 Articles of Incorporation of the Registrant, incorporated herein by reference to the Registrant's report on Form 10-Q for the quarter ended June 30, 1990. (File No. 1-5519)

                  4.2               Bylaws  of  the   Registrant,   incorporated
                                    herein by reference to the Registrant's report on Form 10-Q for the quarter ended June 30, 1990 (File No. 1-5519)

                  23.1              Consent of KPMG Peat  Marwick LLP

                  24.1 Power of Attorney (set forth on signature page of this Registration Statement)

                                EXHIBIT NO. 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
CDI Corp.:

We consent to the use of our report dated February 19, 1998, incorporated herein by reference, with respect to the consolidated financial statements of CDI Corp. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, and the financial statement schedule for the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of CDI Corp.

Philadelphia, Pennsylvania
October 12, 1998